Exhibit 99.1

Amarantus to Present at the Fourth Annual SeeThru Equity Microcap Investor Conference on May 28, 2015

- Presentation and Webcast on May 28, 2015, at 9:00 a.m. EDT -

SAN FRANCISCO and GENEVA, May 26, 2015 (GLOBE NEWSWIRE) -- Amarantus BioScience Holdings, Inc. (AMBS), a biotechnology company focused on developing therapeutic and diagnostic products for neurological disorders and orphan indications, announced that it will be presenting at the Fourth Annual SeeThru Equity Microcap Investor Conference being held May 28, 2015, at Convene Grand Central, New York, NY.

Gerald E. Commissiong, President & CEO of Amarantus, will provide a corporate overview and an update on the clinical development of the Company's lead therapeutic product candidate eltoprazine for the treatment of Parkinson's disease levodopa-induced dyskinesia (PD-LID), on Thursday, May 28, 2015, at 9:00 a.m. Eastern Time.

A live webcast of the presentation may be accessed via the News and Events page of the Investor Relations section of the Amarantus corporate web site under the IR Calendar at www.amarantus.com. The webcast replay will be available approximately two hours after the presentation ends and will be archived for 30 days.

About the Fourth Annual SeeThru Equity Microcap Investor Conference

SeeThru Equity is the premier and unbiased provider of microcap equity research and institutional and high net worth investor focused conferences. Since its inception in 2011, the firm has grown to over 125 companies under coverage and has successfully hosted 14 investor conferences. The Fourth Annual Microcap Investor Conference brings together over 60 presenting companies and 600 attendees. The conference offers detailed presentations, targeted one-on-one meetings and numerous networking opportunities.

About Amarantus BioScience Holdings, Inc.

Amarantus BioScience Holdings (AMBS) is a biotechnology company developing treatments and diagnostics for diseases in the areas of neurology, psychiatry, ophthalmology and regenerative medicine. AMBS' Therapeutics division has development rights to eltoprazine, a Phase 2b ready small molecule indicated for Parkinson's disease levodopa-induced dyskinesia, adult ADHD and Alzheimer's aggression, and owns the intellectual property rights to a therapeutic protein known as mesencephalic-astrocyte-derived neurotrophic factor (MANF) and is developing MANF-based products as treatments for brain and ophthalmic disorders. AMBS' Diagnostics division owns the rights to MSPrecise(R), a proprietary next-generation DNA sequencing (NGS) assay for the identification of patients with relapsing-remitting multiple sclerosis (RRMS) at first clinical presentation, has an exclusive worldwide license to the Lymphocyte Proliferation test (LymPro Test(R)) for Alzheimer's disease, which was developed by Prof. Thomas Arendt, Ph.D., from the University of Leipzig, and owns intellectual property for the diagnosis of Parkinson's disease (NuroPro). AMBS also owns the discovery of neurotrophic factors (PhenoGuard(TM)) that led to MANF's discovery.

For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements. These forward-looking statements generally are identified by the words "believes," "project," "expects," "anticipates," "estimates," "intends," "strategy," "plan," "may," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Contact:

Investor and Media Contact:
Jenene Thomas
Jenene Thomas Communications, LLC
Investor Relations and Corporate Communications Advisor
T: (US) 908.938.1475
E: jenene@jenenethomascommunications.com